Nu-Med Plus Inc. Announces Patent Approval Notification For Low Cost Nitric Oxide Technology

Salt Lake City, Utah -- (Marketwired – June 27, 2017) - Nu-Med Plus, Inc. (OTCBB: NUMD), a medical device company which explores and develops medical applications of new technologies in the medical field, announced its notification of patent approval for its low cost Nitric Oxide delivery technology.

Concentrating on large progressive markets where there is clearly a defined need by the medical community, Nu-Med Plus has developed a Hospital Nitric Oxide (NO) Delivery System that may well reduce the existing high cost of Nitric Oxide treatment presently in use in hospitals.  On June 16, 2017 Nu-Med’s patent attorney received notification of the approval of our patent to protect this innovative advancement.  “The Nu-Med Plus mission is to expand its intellectual property portfolio and safeguard its low cost NO technology which will add value to the company and increases our competitive advantage," commented Mr. Jeff Robins, President and CEO of Nu-Med Plus.

About Nu-Med Plus, Inc.

Nu-Med Plus, Inc. is a medical device development company created to explore medical applications of newly developed technologies. The strategy is to focus on high growth potential markets where there is a clearly defined need recognized by the medical community that can be addressed by Nu-Med Plus and its technical expertise. Initial research and product development has been in the delivery of nitric oxide gas for therapeutic use. For more information please visit www.nu-medplus.com.

Contact:

Jeff Robins

President

801-746-3570

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements that are based on assumptions as of the date of this news release. These statements reflect management's current estimates, beliefs, intentions and expectations. They are not guarantees of future performance. The Company cautions that all forward looking statements are inherently uncertain and that actual performance may be affected by a number of material factors, many of which are beyond the Company's control. Such factors include, among other things: risks and uncertainties relating to the Company's ability to complete proposed private placement financing. Accordingly, actual and future events, conditions and results may differ materially from the estimates, beliefs, intentions and expectations expressed or implied in the forward-looking information. Except as required under applicable securities legislation, the Company undertakes no obligation to publicly update or revise forward-looking information.